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                                                                 Exhibit 23.4

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Proxy Statement of MacDermid, Incorporated of our report dated March 19, 1999 relating to the financial statements of PTI, Inc., which appear in such Proxy Statement. We also consent to the references to us under the headings "Experts" in such Proxy Statement.





Boston, MA
November 3, 1999                             /s/ PricewaterhouseCoopers LLP
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